Exhibit 99.3

GLOBAL DIGITAL SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Financial Information

Basis of Pro Forma Presentation

On June 16, 2014 Global Digital Solutions, Inc. a New Jersey Corporation (the “Company”) acquired all of the outstanding membership interests of North American Custom Specialty Vehicles LLC, an Alabama limited liability company (“NACSV”) (the “Acquisition”). Effective with the closing of the transaction, NACSV became a wholly-owned subsidiary of the Company.

Under the purchase method of accounting the total estimated purchase price as described in Note 2 to this unaudited pro forma condensed combined financial information was allocated to the net tangible and intangible assets of NACSV acquired in connection with the Acquisition based on their estimated fair values. The estimated fair values of certain assets and liabilities have been determined by management and are subject to change upon the finalization of the purchase accounting.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and, with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position or results of operations of the Company that would have been reported had the Acquisition been completed as of the dates or for such periods presented, nor is it intended to project the Company’s future financial position or results of operations. The unaudited pro forma condensed combined financial information and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2013, Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and NACSV’s audited financial statements and accompanying notes for the year ended December 31, 2013 included in Exhibit 99.1 of this Current Report.

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2014 has been prepared from the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2014 and from the unaudited financial statements of NACSV as of and for the three months ended March 31, 2014.

The unaudited pro forma condensed combined balance sheet as of March 31, 2014 has been prepared to present the Company’s financial position as if the Acquisition had occurred on March 31, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the three months ended March 31, 2014 have been prepared to present the Company’s results of operations as if the Acquisition had occurred on January 1, 2013 and January 1, 2014, respectively.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, which may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information does not reflect any adjustments for nonrecurring items or anticipated synergies resulting from the Acquisition.

GLOBAL DIGITAL SOLUTIONS, INC.

Pro Forma Condensed Combined Balance Sheet

As of March 31, 2014

(Unaudited)

	GLOBAL DIGITAL SOLUTIONS, INC. HISTORICAL	NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Assets
Current assets:
Cash and cash equivalents	$271,776	$206,664	$ 469,876	(a)	$948,316
Accounts receivable, net	-	369,539	-		369,539
Inventory	-	835,246	-		835,246
Notes receivable	1,494,876	-	(1,494,876	)(a)	-
Prepaid expenses and other	73,055	12,132	-		85,187
Costs end estimates in excess of billings on uncompleted contracts	-	121,115	-		121,115
Total current assets	1,839,707	1,544,696	(1,025,000)		2,359,403
Property and equipment, net	-	72,151	-		72,151
Goodwill	-	-	975,848	(b)	975,848
Intangibles	-	-	1,732,914	(c)	1,732,914
Other assets	198	-	-		198
Total assets	$1,839,905	$1,616,847	$1,683,762		$5,140,514

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$29,643	$7,212	$ 111,241	(d)	$148,096
Accrued expenses	193,586	14,766	-		208,352
Convertible notes payable	535,559	-	-		535,559
Notes payable	25,000	-	-		25,000
Billings in excess of costs and estimated earnings on uncompleted contracts	-	331,965	-		331,965
Total current liabilities	783,788	353,943	111,241		1,248,972
Long-term liabilities	-	-	1,955,293	(e)	1,955,293
Total liabilities	783,788	353,943	2,066,534		3,204,265

Stockholders’ equity (deficit):
Preferred stock	-	-	-		-
Common stock	101,025	-	5,078	(f)	106,103
Additional paid – in capital	20,649,396	-	1,675,295	(g)	22,324,691
Accumulated deficit	(19,694,304)	-	(800,241	)(h)	(20,494,545)
Members' equity	-	1,262,904	(1,262,904	)(i)	-
Total stockholders’ equity (deficit)	1,056,117	1,262,904	(382,772)		1,936,249
Total liabilities and stockholders’ equity	$1,839,905	$1,616,847	$1,683,762		$5,140,514

The accompanying notes are an integral part of this pro forma financial information.

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GLOBAL DIGITAL SOLUTIONS, INC.

Pro Forma Condensed Combined Statement of Operations

For The Three Months Ended March 31, 2014

(Unaudited)

	GLOBAL DIGITAL SOLUTIONS, INC. HISTORICAL	NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Revenue	$-	$566,737	$-		$566,737
Cost of sales	-	364,687	-		364,687
Gross profit	-	202,050	-		202,050
Operating expenses:
General and administrative	2,858,681	194,564	800,241	(h)	3,853,486
Depreciation and amortization	-	2,777	86,646	(j)	89,423
Other (income)/expense	-
Interest income	(29,002)	-	-		(29,002)
Interest expense	6,250	-	-		6,250
Total costs and expenses	2,835,929	197,341	886,887		3,920,157
Income (loss) from operations before provision for income taxes	(2,835,929)	4,709	(886,887)		(3,718,107)
Provision for income taxes	-	-			-
Net income (loss)	$(2,835,929)	$4,709	$(886,887)		$(3,718,107)
Loss per common share - basic and diluted:	$(0.03)				$(0.04)
Shares used in computing net loss per share - basic and diluted	98,551,895		5,078,622	(k)	103,630,517

The accompanying notes are an integral part of this pro forma financial information.

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GLOBAL DIGITAL SOLUTIONS, INC.

Pro Forma Condensed Combined Statement of Operations

For The Year Ended December 31, 2013

(Unaudited)

	GLOBAL DIGITAL SOLUTIONS, INC. HISTORICAL	NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Revenue	$-	$5,172,955	$-		$5,172,955
Cost of sales	-	3,381,638	-		3,381,638
Gross profit	-	1,791,317	-		1,791,317
Operating expenses:
General and administrative	8,384,247	1,339,546	800,241	(h)	10,524,034
Depreciation and amortization	-	9,652	346,583	(j)	356,235
Gain on extinguishment of debt	(31,712)				(31,712)
Other (income) expense					-
Management fees	-	(218,604)	-		(218,604)
Other	-	(47,230)	-		(47,230)
Interest income	(59,701)	(99)	-		(59,800)
Interest expense	733,198	11,713	-		744,911
Total costs and expenses	9,026,032	1,094,978	1,146,824		11,267,834
Net income (loss) before provision for income taxes	(9,026,032)	696,339	(1,146,824)		(9,476,517)
Provision for income taxes	-	-	-		-
Income (loss) from continuing operations	(9,026,032)	696,339	(1,146,824)		(9,476,517)
Loss from discontinued operations	(271,221)				(271,221)
Net Income (loss)	$(9,297,253)	$696,339	$(1,146,824)		$(9,747,738)
Loss per common share - basic and diluted:
Loss from continuing operations	$(0.12)				$(0.12)
Loss from discontinued operations	$(0.00)				$(0.00)
Net loss	$(0.12)				$(0.12)
Shares used in computing net loss per share - basic and diluted	74,484,164		5,078,622	(k)	79,562,786

The accompanying notes are an integral part of this pro forma financial information.

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GLOBAL DIGITAL SOLUTIONS, INC.

Notes to Pro Forma Condensed Combined Financial Information

(Unaudited)

Note 1. Acquisition of NACSV

On June 16, 2014, the Company acquired all of the outstanding membership interests of NACSV in a transaction accounted for using the purchase method of accounting.

As consideration for the consummation of the Acquisition, at the closing of the Acquisition, the Company paid $1,000,000 in cash to the selling members, and issued them shares of the Company’s common stock valued at $200,000 (the “Stock Consideration”). In connection with the Acquisition, the Company is required to make a true-up payment of the excess of total assets over $1.2 million, estimated at $816,373 payable in shares of the Company’s common stock (the “True-Up Payment”), and additional consideration as certain events or transactions occur in the future, up to a maximum of $2.4 million, payable in shares of the Company’s common stock or in cash at the seller’s option (the “Contingent Consideration”).

The estimated purchase price of the Acquisition totaled $3,971,666, comprised of $1,000,000 in cash, the Stock Consideration of $200,000, the True-Up Payment of $816,373, and the fair value of the Contingent Consideration estimated at approximately $1,955,293. The fair value of the Contingent Consideration was estimated based upon the present value of the expected future payouts of the Contingent Consideration and is subject to change upon the finalization of the purchase accounting.

Under the purchase method of accounting, the estimated purchase price of the Acquisition was allocated to NACSV’s net tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the Acquisition, as described in the introduction to this unaudited pro forma condensed combined financial information, as follows:

Assets Acquired:
Cash and cash equivalents	$206,664
Accounts receivable, net	369,539
Inventory	835,246
Prepaid expenses and other	12,132
Costs in excess of billings	121,115
Property and equipment, net	71,899
Customer relationships	1,733,076
Goodwill	975,938
4,325,609
Liabilities assumed:
Accounts payable	7,212
Accrued expenses	14,766
Billings in excess of costs	331,965
353,943
Total estimated purchase price	$3,971,666

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Note 2. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	To (i) reflect that the notes receivable have been repaid, (ii) record the $1 million cash consideration transferred at closing of the Acquisition and (iii) record a $25,000 due diligence fee paid.
(b)	To reflect the preliminary estimate of goodwill to be recorded in connection with the Acquisition.
(c)	To reflect the preliminary estimate of the fair value of amortizable intangible assets acquired, consisting of customer lists.
(d)	To record the professional fees payable in connection with the Acquisition.
(e)	To record a liability for the estimated fair value of the Contingent Consideration.
(f)	To record the par value of (i) the 645,161 issued to the sellers for the Stock Consideration, (ii) the estimated 2,633,461 shares to be issued to the sellers for the True-Up Payment, and (iii) the 1.8 million shares issued for acquisition services.
(g)	To record the additional paid in capital related to the shares issued or to be issued.
(h)	To expense the direct costs of the acquisition of (i) professional fees of $111,241, (ii) due diligence fees of $25,0000 and (ii) acquisition services of $664,000.
(i)	To reverse the historic members’ equity of NACSV.
(j)	To record amortization of customer lists over an estimated 5-year useful life.
(k)	Represents (i) the 645,161 shares issued to the sellers for the Stock Consideration, (ii) the estimated 2,633,461 shares to be issued to the sellers for the True-Up Payment, and (iii) the 1.8 million shares issued for acquisition services.

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